EXHIBIT 10.24

XILINX, INC.

STOCK OPTION AGREEMENT

RECITALS

     A. The Board has adopted the 2007 Equity Incentive Plan (the “Plan”) for the purpose of retaining the services of selected Employees, Non-Employee Directors and Consultants.

     B. Participant is to render valuable services to the Company (or a Subsidiary), and this Stock Option Agreement (the “Agreement”) is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s grant of an option to Participant.

     C. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

          1. Grant of Option. The Company hereby grants to Participant, an option (the “Option”) to purchase certain Shares upon the terms and conditions set forth in this Agreement. The Option has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Plan, as amended to the Grant Date, the provisions of which are incorporated herein by reference.

Participant:

Grant Date:

Vesting Commencement Date:

Exercise Price:	$	per share

Number of Option Shares:

Expiration Date:

Type of Option:	Non-qualified Stock Option

[Exercise Schedule:	CHOOSE EITHER (1) or (2)

(1) The Option shall become exercisable with respect to twenty-five percent (25%) of the Number of Option Shares upon Participant’s completion of one (1) year of Service measured from the Vesting Commencement Date and with respect to the balance of the Number of Option Shares in a series of thirty-six (36) successive equal monthly installments upon Participant’s completion of each additional month of Service over the thirty-six (36) month period measured from the first anniversary of the Vesting Commencement Date.

(2) The Option shall become exercisable with respect to one forty-eighth (1/48th) of the Number of Option Shares upon Participant’s completion of each full month of Service measured from the Vesting Commencement Date. In the event of Participant’s termination of Service by reason of death, the Option shall become exercisable with respect to an additional Number of Option Shares for which the Option would have become exercisable had Participant remained in Service for an additional period of twelve (12) months. In no event shall the Option become exercisable for any additional Number of Option Shares after Participant’s termination of Service.]

In the event of Participant’s termination of Service by reason of death, the Option shall become exercisable with respect to an additional Number of Option Shares for which the Option would have become exercisable had Participant remained in Service for an additional period of twelve (12) months. In no event shall the Option become exercisable for any additional Number of Option Shares after Participant’s termination of Service.

          2. Option Term. This Option shall have a maximum term of seven (7) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Section 5 or pursuant to the provisions of the Plan.

          3. Limited Transferability. During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Participant, the Option, to the extent provided in Section 5, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

          4. Dates of Exercise. This Option shall become exercisable for the Number of Option Shares in one or more installments in accordance with the Exercise Schedule set forth above. As the Option becomes exercisable for such installments, those installments shall accumulate, and the Option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the Option term under Section 5 or pursuant to the provisions of the Plan.

          5. Termination of Service. During the limited period of post-employment or post-service exercisability, as set forth below, this Option may not be exercised in the aggregate for more than the Number of Option Shares for which this Option is exercisable at the time of Participant’s termination of Service. Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this Option shall terminate and cease to be outstanding for any such Number of Option Shares for which the Option has not otherwise been exercised. However, this Option shall, immediately upon Participant’s termination of Service for any reason, terminate and cease to be outstanding to the extent this Option is not otherwise at that time exercisable.

     The Option term specified in Section 2 shall terminate (and this Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

               (a) Should Participant’s Service terminate or cease for any reason (other than death, Disability, for Good Reason or for Cause) while this Option is outstanding, then Participant (or any person or persons to whom this Option is transferred pursuant to a permitted transfer under Section 3) shall have a thirty (30)-day period measured from the date of such termination or cessation during which to exercise this Option, but in no event shall this Option be exercisable at any time after the Expiration Date.

               (b) Should Participant’s Service terminate or cease by reason of death while this Option is outstanding, then this Option may be exercised by (i) the personal representative of Participant’s estate or (ii) the person or persons to whom the Option is transferred pursuant to Participant’s will or the laws of inheritance following Participant’s death. Any such right to exercise this Option shall lapse, and this Option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Participant’s death or (ii) the Expiration Date.

               (c) Should Participant’s Service terminate or cease by reason of Disability while this Option is outstanding, then Participant (or any person or persons to whom this Option is transferred pursuant to a permitted transfer under Section 3) shall have a twelve (12)-month period measured from the date of such termination during which to exercise this Option. In no event shall this Option be exercisable at any time after the Expiration Date.

               (d) Should Participant’s Service be terminated or cease for Good Reason while this Option is outstanding, then Participant (or any person or persons to whom this Option is transferred pursuant to a permitted transfer under Section 3) shall have a twelve (12)-month period measured from the date of such termination during which to exercise this Option. In no event shall this Option be exercisable at any time after the Expiration Date.

               (e) Should Participant’s Service be terminated for Cause, then this Option shall terminate immediately and cease to remain outstanding.

               (f) Should Participant’s Service terminate or cease (other than termination for Good Reason, Cause or by reason of death or Disability) while this Option is outstanding, and if Participant is a Section 16 Insider at the time of such termination or cessation of Service, then any such right to exercise this Option shall lapse, and this Option shall cease to be outstanding, upon the earlier of (i) the close of business on the last business day of the seventh month following the date of Participant’s termination or cessation of Service or (ii) the Expiration Date.

               (g) Notwithstanding the foregoing, if the exercise of this Option within the applicable periods set forth in this Section 5 is prevented by the provisions of Section 9, the Option shall remain exercisable until thirty (30) days after the date the Participant is notified by the Company that the Option is exercisable, but in any event, no later than the Expiration Date.

          6. Adjustment. In the event of any increase or decrease in the number of issued and outstanding Shares resulting from the declaration or payment of a stock dividend, any recapitalization resulting in a stock split, combination or exchange of shares or other increase or decrease in such Shares without the Company’s receipt of consideration, then equitable adjustments shall be made to (i) the total number of shares subject to this Option and (ii) the Exercise Price in such manner as the Committee deems appropriate.

          7. Stockholder Rights. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 6.

          8. Manner of Exercising Option.

               (a) In order to exercise this Option with respect to all or any part of the Number of Option Shares for which this Option is at the time exercisable, Participant (or any other person or persons exercising the Option) must take the following actions:

                    (i) Execute and deliver by means of electronic or written notice to the Company (or a designated broker acting as agent for the Company) a “Notice of Exercise” (in such form as prescribed by the Company) for the number of Option Shares for which the Option is exercised.

                   (ii) Pay the aggregate Exercise Price for the purchased shares in one or both of the following forms:

                    (A) cash or check made payable to the Company; or

                    (B) through a special sale and remittance procedure pursuant to which Participant (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (i) to a brokerage firm (reasonably acceptable to the Company) to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Taxes (as defined below) and (ii) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm on such settlement date in order to complete the sale.

          For purposes of this Agreement, “Taxes” shall mean all applicable income tax, employment tax, payroll tax, social security tax, social insurance, contributions, payment on account obligations, national and local tax or other payments required to be withheld by the Company by reason of exercise of the Option.

          Except to the extent the sale and remittance procedure is utilized in connection with the Option exercise, payment of the Exercise Price must accompany the Notice of Exercise (or other notification procedure) delivered to the Company in connection with the Option exercise.

               (iii) Furnish to the Company appropriate documentation that the person or persons exercising the Option (if other than Participant) have the right to exercise this Option.

               (iv) Make appropriate arrangements with the Company (or Subsidiary employing Participant) for the satisfaction of all applicable Taxes.

               (b) As soon as practical after the date of exercise, the Company shall issue to or on behalf of Participant (or any other person or persons exercising this Option) a certificate for the purchased Number of Option Shares, with the appropriate legends affixed thereto.

               (c) In no event may this Option be exercised for any fractional shares.

          9. Compliance with Laws and Regulations.

               (a) The exercise of this Option and the issuance of the Number of Option Shares upon such exercise shall be subject to compliance by the Company and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq Global Market, if applicable) on which the Shares may be listed for trading at the time of such exercise and issuance.

               (b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Shares pursuant to this Option shall relieve the Company of any liability with respect to the non-issuance or sale of the Shares as to which such approval shall not have been obtained.

          10. Successors and Assigns. Except to the extent otherwise provided in Section 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant and the legal representatives, heirs and legatees of Participant’s estate.

          11. Construction. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Option.

          12. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

          13. Excess Shares. If the Number of Option Shares covered by this Agreement exceed, as of the Grant Date, the number of Shares which may without stockholder approval be issued under the Plan, then this Option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan. In no event shall the Option be exercisable with respect to any of the excess Number of Option Shares unless and until such stockholder approval is obtained.

          14. Delivery of Documents and Notices. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at such address as such party may designate in writing from time to time.

               (a) The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the prospectus for the Plan, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Notice of Exercise called for by Section 8(a)(i) to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

               (b) The Participant acknowledges that the Participant has read Section 14 of this Agreement and consents to the electronic delivery of the Plan documents and the delivery of the Exercise Notice, as described in Section 14(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 14 or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14.

          15. Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          16. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary employing Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant’s Service at any time for any reason, with or without Cause.

          17. Integrated Agreement. This Agreement and the Plan, together with any employment, service or other agreement between the Participant and the Company (or Subsidiary) referring to the Option, shall constitute the entire understanding and agreement with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Company (or Subsidiary) with respect to such subject matter. To the extent contemplated herein, the provisions of this Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

     By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Option is governed by this Agreement and by the provisions of the Plan. Further, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with this Agreement, the Plan and a prospectus for the Plan, (b) accepts the Option subject to all of the terms and conditions of this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement or the Plan.

Xilinx, Inc.

Wim Roelandts
Chief Executive Officer

Participant

________________________

Attachments:
2007 Equity Incentive Plan, as amended to Grant Date
Plan Summary and Prospectus